For immediate release
September 12, 2014
For more information:
Pam Cranford, 336-626-8300
investorrelations@community1.com
For press inquiries:
Krisie Bassinger, 980-819-6268

CommunityOne Bancorp Announces Departure of CEO after Returning the Company to Profitability

Charlotte, NC - CommunityOne Bancorp (the “Company”or “CommunityOne”) (NASDAQ: COB), announced today that Brian Simpson, 51, its Chief Executive Officer, as well as the CEO of CommunityOne Bank, N.A. (the “Bank”), who led the Bank and the Bank of Granite formerly based in Hickory, NC, back to profitability, is leaving the Company effective September 30, 2014. He also is stepping down from the boards of directors of the Company and the Bank. He will be consulting with the Company for a period of up to two years. CommunityOne’s current President, Bob Reid, 58, will assume the duties of CEO going forward upon receipt of supervisory nonobjection.

During his three year tenure, Simpson, and the veteran management team that he recruited, recapitalized the two historically important North Carolina banks, dramatically reduced their levels of problem assets, returned them to profitability and merged them into CommunityOne Bank to create one of the largest community banks in the Piedmont and Western regions of North Carolina.

“With the financial institution’s core business strengthened, CommunityOne is increasingly focused on managing costs and growing its business lines in the competitive North Carolina community banking market,” said CommunityOne Chairman Chan Martin.

“As the Board began its 2015 strategic planning process, the need to reduce operating expenses to levels consistent with the company's peers was an obvious focus,” Martin said.  “Management presented various alternatives including consolidation at the executive management level.  The Board supported the recommendation and it asked Bob to lead the consolidation. Brian has provided leadership and vision to the company, and his service is greatly appreciated by the Board.”

Reid has been President of CommunityOne for the past three years with responsibility for its lines of business, operations and technology, marketing, internal and external communications, community development and corporate real estate. Most recently he led CommunityOne’s expansion of commercial lending activities in Greensboro, and into Winston-Salem and Raleigh.

"I am pleased to follow in Brian’s footsteps and lead CommunityOne as it increasingly shifts focus to the organic growth of its business,” Reid said. “Brian has done a very nice job leading the company over the past three years. We certainly wish him well and thank him for the significant contributions he has made to the company.”

About CommunityOne Bancorp
CommunityOne Bancorp is the North Carolina-based bank holding company for CommunityOne Bank, N.A., a $2 billion community bank, operating 50 branches throughout North Carolina, offering a wide variety of consumer, mortgage and commercial banking services to retail and business customers, including loans, deposits, treasury management, wealth and online banking. Investors can obtain additional information about the Company and the Bank through reviewing its website at www.community1.com.

Caution About Forward-looking Statements
Certain statements made in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as statements about the Company’s board or its structure. Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements. Factors could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, its quarterly reports on Form 10-Q, and other filings made with the SEC.

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